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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39292) pertaining to the Jupiter Media Metrix, Inc. Amended and Restated 2000 Equity Incentive Plan and the Jupiter Media Metrix, Inc. Amended and Restated 2000 Employee Stock Purchase Plan and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-42316) pertaining to the Jupiter Communications, Inc. 1997 Employee Stock Option Plan and the Jupiter Communications, Inc. 1999 Stock Incentive Plan of our report dated February 7, 2001, with respect to the consolidated financial statements and schedule of Jupiter Media Metrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                   /s/Ernst & Young LLP

New York, New York
March 28, 2001